RAFFERTY ASSET MANAGEMENT, LLC
                             1311 Mamaroneck Avenue
                          White Plains, New York 10605




March 14, 2000




The Potomac Insurance Trust
1311 Mamaroneck Avenue
White Plains, New York 10605


Gentlemen:

      Please be advised that the 1,250 shares of Class A and 1,250 of Class B of each of The Potomac VP OTC Plus Fund, The Potomac VP Dow 30 Plus Fund, The Potomac VP Internet Plus Fund and The Potomac VP Small Cap Plus Fund which we have purchased from you in the aggregate amount of $100,000 were purchased as an investment with no present intention of redeeming or selling such shares and we do not now have any intention of redeeming or selling such shares.



                                          Very truly yours,

                                          RAFFERTY ASSET MANAGEMENT, LLC



                                          By: /s/ Daniel D. O'Neill
                                              ---------------------
                                              Daniel D. O'Neill
                                              Managing Director